UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	March 3, 2006

(Date of earliest event reported):	February 28, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2006, the Compensation Committee of the Registrant’s Board of Directors (“Committee”) approved the performance criteria to be used for annual incentive awards for 2006 (the “2006 Awards”) under the Loews Corporation Incentive Compensation Plan for Executive Officers (the “Plan”).

The Committee established a 2006 corporate performance goal of 2% of the Registrant’s Performance Based Income for such year. “Performance Based Income” is defined in the Plan as the Registrant’s consolidated net income, as adjusted by the Committee to take into account specified objective factors which in its judgment, do not reflect upon the operating performance of the Registrant and its consolidated subsidiaries.

The 2006 Awards are payable to Plan participants out of the established corporate performance goal, subject to a maximum payment amount established by the Committee for each such participant, and to the Committee’s discretion to reduce the amount of any such award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: March 3, 2006	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary